UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14A-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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American Vantage Companies
(Name of Registrant as Specified In Its Charter)

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American Vantage Companies

Notice of Annual Meeting of Stockholders
December 17, 2009

To the Stockholders of
American Vantage Companies:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of American Vantage Companies (the “Company”) will be held at the offices of American Vantage Companies, located at 5115 South Durango Drive, Las Vegas, Nevada, on Thursday, December 17, 2009, commencing at 10:00 a.m. (local time), for the following purposes:

1.
To elect one person to the Board of Directors of the Company as a Class B director, to serve until the third succeeding annual meeting of stockholders of the Company following the Annual Meeting or until such person shall resign, be removed or otherwise leave office; and

2.	To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on November 11, 2009 will be entitled to vote at the Annual Meeting.  You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD
ON THURSDAY, DECEMBER 17, 2009:

The following materials relating to the Proxy Statement are available for viewing, printing and downloading at http://www.americanvantage.com:

●	the Proxy Statement; and

●	this accompanying Notice of Annual Meeting;

By Order of the Board of Directors,

/s/  Anna M. Morrison
      Secretary

November 16, 2009
Las Vegas, Nevada

Each stockholder is urged to complete, date, sign and return the accompanying proxy card to assure that the stockholder’s vote will be counted.

American Vantage Companies
P.O. Box 81920
Las Vegas, Nevada 89180

Proxy Statement
Annual Meeting of Stockholders
December 17, 2009

The 2009 Annual Meeting of Stockholders of American Vantage Companies, a Nevada corporation, will be held on Thursday, December 17, 2009, at the offices of American Vantage Companies, located at 5115 South Durango Drive, Las Vegas, Nevada 89113-0189, commencing at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting.  We will bear the entire costs of such solicitation.  The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is November 16, 2009.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements.  Any person executing a proxy card may revoke it prior to its use.  You are directed to the section entitled “Procedure for Voting by Proxy” for further information concerning a stockholder’s ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms “we,” “us,” “our” and “our company” refers to American Vantage Companies and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the stockholders of our Company.

Record Date

We have established November 11, 2009 as the record date for the annual meeting.  Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting.  Our common stock currently is the only class of our securities entitled to be voted at the annual meeting.  A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting.  The stockholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting.  If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting.  We had 6,229,107 issued and outstanding shares of our common stock as of the record date.  Accordingly, there are 6,229,107 votes eligible to be cast at the annual meeting.

The election of a director (Proposal 1) is by a plurality of votes cast.  Plurality means that the individual who receives the largest number of votes cast is elected as director up to the maximum number of directors to be chosen at the meeting.

Abstentions and broker non-votes will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.  Abstentions will not be included, however, in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called “broker non-votes,” those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast.  Therefore, abstentions and broker non-votes will have no effect on the vote.

Our directors, director-nominees and executive officers control approximately 23.2% of the voting power entitled to be cast at the annual meeting.  We anticipate that these directors and executive officers will cast all of their votes in favor of the director-nominee.

Quorum

We must have a quorum in order to carry on business at the annual meeting.  Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist.  Accordingly, we must have present, in person or by proxy, holders owning of record at least 3,114,555 shares of our common stock in order for any business to be conducted at the annual meeting.  Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use.  To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party.  If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy.  You may revoke your proxy at any time before it is voted by:

●	submitting a new proxy with a later date;

●	by voting in person at the annual meeting; or

●	by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy.  You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

PROPOSAL 1
ELECTION OF A DIRECTOR

Our Board of Directors currently is divided into three classes.  Under our bylaws as currently in effect, each class of directors is to be as nearly equal in number as possible.  Each director, no matter what class, is elected to serve for a three-year term, unless the director shall resign, become disqualified or disabled, or shall otherwise be removed from office.  Only a plurality of votes cast is necessary for the election of directors.

Set forth below are the members of each class of our directors and the year in which the term of each director class expires.

Class A (To Serve Until the Annual Meeting of Stockholders in 2010)	Class B (To Serve Until the Annual Meeting of Stockholders in 2009)	Class C (To Serve Until the Annual Meeting of Stockholders in 2011)

Ronald J. Tassinari	Brian T. Seager	Steven G. Barringer
Douglas R. Sanderson

Mr. Barringer, Mr. Sanderson and Mr. Seager meet the definition of “independent” directors under the Marketplace Rules of The Nasdaq Stock Market.

Director-Nominee for the 2009 Annual Meeting

Our Nominating Committee has nominated Brian T. Seager for election at the annual meeting as our Class B director.

Shares represented by executed proxy cards in the form accompanying this proxy statement will be voted, if authority to do so is not withheld, for the election of Brian T. Seager as a Class B director of our Company, unless such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by our Board of Directors.  Our Board of Directors has no reason to believe that Mr. Seager will be unavailable or, if elected, will decline to serve.

Information Concerning Our Directors and Executive Officers

Set forth below is a brief description of the background of each of our current directors and executive officers, based on information provided to us by them.

Name	Age	Principal Positions and Offices with our Company	Principal Position Outside of Company	Director Since
Ronald J. Tassinari	66	Chief Executive Officer, President, Chairman of the Board of Directors	n/a	1979
Steven G. Barringer	53	Director (Corporate Governance Liaison, Chairman of Nominating Committee, Co-Chairman of the Compensation Committee)	Partner of Holland & Hart LLP	1998
Douglas R. Sanderson	64	Director	President of La Jolla Gaming	2007
Brian T. Seager	49	Director	President of Brilor, Inc.	2007
Anna M. Morrison	53	Chief Financial Officer	n/a	n/a
Paul J. Buonaiuto	38	Chief Executive Officer of Candidates on Demand Group, Inc., our wholly-owned subsidiary	n/a	n/a

Ronald J. Tassinari, an original founder of our Company, has served as our Chief Executive Officer, President and Chairman of our Board of Directors since our Company’s inception in August 1979.

Steven G. Barringer has served as a Director of our Company since February 1998, as our Corporate Governance Liaison since July 2003 and as Chairman of our Nominating Committee since March 2007.  Mr. Barringer has been a Partner of Holland & Hart LLP since April 2006.  Mr. Barringer was a member of the government relations firm of MGN, Inc. in Washington, D.C. from November 2000 to April 2006.

Douglas R. Sanderson was appointed to our Board of Directors in October 2007 to fill the vacancy created by the death of Audrey C. Tassinari.  Mr. Sanderson currently is President of La Jolla Gaming which specializes in server-based technology and offers a line of gaming software through its offices in Las Vegas, San Diego, London and San Jose, Costa Rica.  Mr. Sanderson served as President and Chief Executive Officer from 2000 to February 2006 of the publicly-traded company Fortune Entertainment Corporation.  Mr. Sanderson is also the former President and Chief Executive Officer of Sega Gaming Technology, Inc. and the former Vice-President of Worldwide Sales for Bally Gaming, Inc.  Mr. Sanderson serves on the Board of Directors of the Nevada Muscular Dystrophy Association.

Brian T. Seager was appointed to our Board of Directors in September 2007 to fill the vacancy created by the resignation of Randolph C. Read.  Mr. Seager currently serves as the President of Brilor, Inc.  Brilor, Inc. acquires land and develops master plan communities in Nevada, Arizona, Idaho and Utah.  Mr. Seager also serves on the Board of Trustees for Destination Funds.

Anna M. Morrison was appointed as our Chief Accounting Officer in April 2003.  In 2008, she was appointed as our Chief Financial Officer.  From August 2002 to April 2003, she provided financial and accounting services to us as an outside consultant.  She was President of Morrison Business Resources, Inc. and an Associate with Resources Connection, Inc. and Robert Half International, Inc. from 1997 to August 2002.  Ms. Morrison served as a Manager and an Associate for Price Waterhouse LLP, a predecessor of PricewaterhouseCoopers LLP from 1987 to 1992 and from 1993 to 1996.  Ms. Morrison is a Certified Public Accountant.

Paul J. Buonaiuto was appointed Chief Executive Officer for Candidates on Demand Group, Inc., a wholly-owned subsidiary of the Company, in June 2008.  Prior to assuming the CEO post, Mr. Buonaiuto was the Practice Lead for CDI Corp, responsible for day-to-day management of a recruitment team of more than 40 individuals and expansion efforts in Asia Pacific and Japan.  From 1995 to 2007, Mr. Buonaiuto served in various roles including Vice President, Global Relationship Management and National Recruiting Director for the publicly-traded company, CA, Inc.

Attendance Policy

All board members are strongly encouraged to attend each meeting of the board and committees in which they serve.  Directors are strongly encouraged to attend annual meetings.

Committees of Our Board of Directors

Our Board of Directors has established three standing committees to assist it in the discharge of the board’s duties; an audit committee, a compensation committee, and a nominating committee.

Until August 2009, our audit committee was composed of Jeanne Hood, Steven G. Barringer and Brian T. Seager, with Ms. Hood serving as its chairwoman.  Due to the August 2009 death of Ms. Hood, the Board of Directors of the Company has been performing the duties of the former audit committee.  As discussed above, the Board of Directors of the Company consists of a majority of independent directors.  The duties of our audit committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures and reviewing the effectiveness of our procedures intended to prevent violations of law and regulations.

Our compensation committee currently is chaired by Steven G. Barringer.  Our compensation policy is designed to attract and retain experienced leaders and to reward performance.  In measuring the compensation to be paid to our executive officers, the compensation committee considers numerous factors, including our growth, business relationships, and financial performance.  The duties of our compensation committee include recommending to the full Board of Directors remuneration to be paid our executive officers, determining the number and conditions to awards/options granted pursuant to our various stock plans and recommending the establishment of and monitoring of compensation and incentive programs for all of our executive officers.  Final determinations of compensation are made by our board.  In the past, our compensation committee has delegated authority to our Chief Executive Officer to recommend to our board the compensation of our other executive officers and may continue to do so in the future.  Our compensation committee has also engaged the services of compensation consultants in the past to assist the committee in making recommendations to our board by providing us with an evaluation of compensation paid to executive officers in comparable companies and may do so again in the future.  Our compensation committee also administers our 2004 Employee Stock Purchase Plan.  The compensation committee does not have a charter.

Our Board of Directors established a nominating committee in March 2007.  Our nominating committee has not yet adopted a nominating committee charter.  Our nominating committee will consider recommendations for election as directors submitted by our stockholders.  These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with the nominating committee and our entire board to discuss their qualifications for serving on our board.  Although the nominating committee has not established formal minimum qualifications for director candidates, including stockholder recommended candidates, it does consider, among other factors, the candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the board.  In addition, the nominating committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the audit committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the board.  Any determination to include a stockholder-recommended candidate as a board nominee remains a subjective determination to be made by our nominating committee.

Stockholder Communications

Stockholders wishing to communicate with our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to “Steven G. Barringer, Independent Director and Corporate Governance Liaison, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada  89180.”  The envelope delivering such written communications should be marked “Stockholder Communication.”

Meetings of the Board of Directors and its Committees

Our Board of Directors held seven formal meetings and took action by written consent in lieu of a meeting on two occasions during our fiscal year ended December 31, 2008.  Our audit committee held three formal meetings and took action by written consent in lieu of a meeting on one occasion during our fiscal year ended December 31, 2008.  Our compensation committee and nominating committee held no formal meetings during 2008.

A majority of members of our Board of Directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves.  One of our directors was not able to attend our annual meeting of stockholders held on November 14, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of our voting securities presently outstanding.  The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the record date for the annual meeting by:

●	each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

●	each of our current executive officers identifiable as “named executive officers” as defined by the SEC and directors, and

●	all of our current executive officers and directors as a “group”, as that term is used in section 13(d)(3) of the Exchange Act.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power.  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table,

●	we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

●	the address for each director and officer listed in the table is American Vantage Companies, 5115 South Durango Drive, Las Vegas, Nevada 89113-0189.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Directors and Officers
Michael C. Woloshin	500,000	(1)	8.0%
Ronald J. Tassinari	868,329	(2) (3)	13.9%
Anna M. Morrison	160,300	(4)	2.5%
Steven G. Barringer	50,000	(2) (5)	*
Douglas R. Sanderson	-	(2)	*
Brian T. Seager	10,000	(2)	*
All executive officers and directors as a group	1,588,629	(6)	23.2%
Beneficial owner of more than 5%
0792725 B.C. Ltd. (7)	725,476	(8)	11.6%
Vivendi Universal Entertainment LLLP (9)	524,939	(10)	7.8%
Corriente Advisors, LLC and Mark L. Hart, III (11)	502,035	(12)	8.1%
Engex, Inc. (13)	474,500	(14)	7.6%
Rosalind Davidowitz (15)	445,727	(16)	7.2%
Jay H. and Sharyn Brown (17)	348,211	(18)	5.5%

* Represents less than 1% of our outstanding common stock.

(1)
Mr. Woloshin, the former Chief Executive Officer for our wholly-owned subsidiary, Candidates on Demand Group, Inc. (“CODGI”), has granted our Board of Directors a limited power to vote such shares as further set forth in Note (2).  Prior to April 28, 2009, Mr. Woloshin had 400,000 shares of our common stock held in escrow pursuant to the terms and conditions of that certain Agreement and Plan of Merger by and among the Company, COD Acquisition Corporation, CODGI, and Michael Woloshin, dated as of July 11, 2007, as amended on March 10, 2008, and that certain Escrow Agreement by and among the Company, COD Acquisition Corporation, CODGI, Michael Woloshin and Snow Becker Krauss P.C., dated as of September 14, 2007.  Pursuant to the April 28, 2009 Termination Agreement and Mutual Release (the “Termination Agreement”) among the Company, CODGI and Mr. Woloshin, the 400,000 shares of the Company’s common stock placed into escrow were cancelled and returned to the Company.

(2)
Does not include 500,000 shares of our common stock held by Michael Woloshin, who has granted our Board of Directors a limited power to vote such shares.  Mr. Woloshin acquired such 500,000 shares in consideration of the September 2007 acquisition of CODGI, of which Mr. Woloshin was the sole shareholder.  Mr. Woloshin has granted our Board of Directors a limited power for a seven-year period commencing on September 14, 2007 to direct how Mr. Woloshin is to vote the 500,000 shares of our common stock pursuant to a voting agreement contained in the merger agreement.  This voting power has been granted to our board as a group, and not to any individual director.  We believe that such voting power is not held by any individual since our board is required to act by majority.  As such, no individual director named in this stockholder table is listed as the beneficial owner of the 500,000 shares owned by Mr. Woloshin, although such shares are included in the aggregate amount held by all executive officers and directors as a group.  Each member of our board disclaims beneficial ownership of such 500,000 shares.

(3)
Includes (a) 3,698 shares of our common stock owned of record by Mr. Tassinari and his child, as joint tenants, (b) 506,298 shares owned by the Tassinari Family Trust, a family trust in which Mr. Tassinari is trustee and beneficiary, and (c) 358,333 shares issuable upon exercise of options granted and transferred to the Tassinari Family Trust, a family trust in which Mr. Tassinari is trustee and beneficiary (granted prior to the Company’s registration under the Investment Company Act of 1940), which shares are exercisable within the next 60 days.

(4)
Includes 110,000 shares of our common stock issuable upon exercise of options granted to Ms. Morrison (granted prior to the Company’s registration under the Investment Company Act of 1940), which shares are exercisable within the next 60 days.

(5)
Represents 50,000 shares of our common stock issuable upon exercise of options granted to Mr. Barringer (granted prior to the Company’s registration under the Investment Company Act of 1940), which shares are exercisable within the next 60 days.

(6)	Includes those shares beneficially owned by our current executive officers and directors, as set forth in notes (1), (3), (4), and (5).

(7)	The address for 0792725 B.C. Ltd. is #1404 510 West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8.

(8)	Represents shares of our common stock beneficially owned as of December 11, 2008 as indicated on the report on Schedule 13G filed by 0792725 B.C. Ltd.

(9)	The address for Vivendi Universal Entertainment LLLP (“Vivendi”) is 100 Universal City Plaza – Building 1280-6, Universal City, California, 91608.

(10)	Represents 524,939 shares of our common stock issuable upon exercise of warrants held by Vivendi, which shares are exercisable within the next 60 days.

(11)	The address for Corriente Advisors, LLC (“CA”) and Mark L. Hart, III (“Hart”) is 201 Main Street, Suite 1800, Fort Worth, Texas 76102.

(12)
As indicated by the report on Schedule 13G/A filed with the SEC on February 13, 2008, jointly by and on behalf of each of CA and Mark L. Hart III.  CA acts as an investment advisor to, and manages investment and trading accounts of, other persons including Corriente Master Fund, L.P.  CA may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons, including Corriente Master Fund.  Mr. Hart is the Chairman and Chief Executive Officer of CA and may be deemed to control CA and beneficially own securities owned by CA.

(13)	The address for Engex, Inc. is 44 Wall Street, New York, New York, 10005.

(14)
As indicated by the report on Schedule 13D of Engex, Inc. (“Engex”) filed with the SEC on July 10, 2003, Engex claims to have sole voting and dispositive power with respect to 474,500 shares of our common stock.  Such amount does not include 12,300 shares owned directly by the chairman of Engex, J. Morton Davis, or 445,727 shares owned by Mr. Davis’s wife, Rosalind Davidowitz.  According to the proxy statement of Engex filed with the SEC on November 25, 2008, the principal stockholders of Engex are (a) Mr. Davis, the reported beneficial owner of 37.4% of the outstanding common stock of Engex, (b) Ms. Davidowitz, the reported beneficial owner of 19.8% of the outstanding common stock of Engex, (c) Kinder Investments L.P., the reported beneficial owner of 7.4% of the outstanding common stock of Engex, and (d) Venturetek L.P., the reported beneficial owner of 7.6% of the outstanding common stock of Engex.  The shares listed in the principal stockholders table are limited to those shares set forth in Schedule 13D of Engex as being beneficially owned by Engex.  See Note (16) for further information with respect to Mr. Davis’ and Ms. Davidowitz’s ownership interest in our outstanding common stock.

(15)	The address of Rosalind Davidowitz is 7 Sutton Place South, Lawrence, New York, 11563.

(16)
As indicated by the report on Schedule 13G/A of Rosalind Davidowitz filed with the SEC on February 11, 2009, Ms. Davidowitz claims to have sole voting and dispositive powers with respect to 445,727 shares of our common stock owned directly by her and that she may be deemed the beneficial owner of 12,300 shares owned by J. Morton Davis, Mrs. Davidowitz’s husband.  Ms. Davidowitz’s Schedule 13G/A states that Mr. Davis has the sole power to dispose or to direct the disposition of the 12,300 shares owned by him.  The shares listed in the principal stockholders table are limited to those shares set forth in Ms. Davidowitz’s Schedule 13G/A as being beneficially owned by her.  See Note (14) for further information concerning Ms. Davidowitz’s ownership interest in Engex, another stockholder of our Company, and other related matters.

(17)
These stockholders hold 260,711 shares of our common stock of record as tenants-in-common.  Mr. Brown provides legal services to us from time to time and previously served as a member of our advisory group formed to assist our management in evaluating merger and acquisition candidates.  Mr. Brown received an option to purchase 87,500 shares of our common stock upon his appointment to the advisory group, which shares were to become exercisable upon consummation of a merger or acquisition transaction involving our Company during the term of the advisory group.  Such an acquisition transaction was consummated on April 16, 2003.  The address for Mr. and Ms. Brown is 1801 Waldman Avenue, Las Vegas, Nevada, 89102.

(18)	Includes 87,500 shares of our common stock that are issuable upon exercise of an option granted to Mr. Brown, which shares are exercisable within the next 60 days.

Ownership of Securities

The dollar range of securities of the Company owned by each of the Chief Executive Officer and Chief Financial Officer are as follows:

Chief Executive Officer	$500,001 - $ 1,000,000
Chief Financial Officer	$100,001 - $ 500,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties and information known by our Company, except for a Form 5 which was required to be filed by Michael Woloshin to reflect a decrease in his beneficial ownership from 13.6% to 8%, we believe that all other parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended December 31, 2008 on a timely basis.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”) for the fiscal years ended December 31, 2008 and December 31, 2007.  We did not have any other executive officers during 2008 or 2007.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation on Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Ronald J.
Tassinari, Chief	2008	$360,000	(1)	$50,000	(2)	$0	$0	$0	$0	$43,000	(3)	$ 453,000
Executive
Officer,
President,
Chairman of the	2007	$333,000		$75,000		$0	$0	$0	$0	$44,000	(3)	$ 452,000
Board

	2008	$240,000	(4)	$25,000	(2)	$0	$0	$0	$0	$28,000	(3)	$ 293,000
Anna M.
Morrison, Chief
Financial Officer
	2007	$223,000		$50,000		$0	$0	$0	$0	$44,000	(3)	$ 317,000

Paul J.	2008	$142,000		$0		$0	$0	$0	$0	$0		$ 142,000
Buonaiuto,
CODGI, Chief
Executive
Officer	2007	$0		$0		$0	$0	$0	$0	$0		$ 0

(1)	Represents total 2008 salary compensation earned by Mr. Tassinari including $15,600, which Mr. Tassinari voluntarily deferred for payment, at his discretion, but at no sooner than January 1, 2009.
(2)	Represents 2008 bonus amounts earned by the executive officers, which executive officers voluntarily deferred for payment, at their discretion, but at no sooner than January 1, 2009.
(3)	Includes SAR/SEP retirement plan contributions.
(4)	Represents total 2008 salary compensation earned by Ms. Morrison including $12,600, which Ms. Morrison voluntarily deferred for payment, at her discretion, but at no sooner than January 1, 2009.

Employment and Severance Agreements

Effective January 1, 2008, we entered into a new employment agreement with Ronald J. Tassinari.  With the exception of the timing of certain severance payments, the new employment agreement has substantially similar compensation and other provisions as provided in the employment agreement superseded by the new employment agreement.  Mr. Tassinari’s January 2008 employment agreement provides for him to continue to serve as our company’s Chief Executive Officer and President.  The January 2008 agreement with Mr. Tassinari provides, among other matters, for (a) an initial annual base salary of $360,000, subject to adjustments in the event of increases we give to any of its other executives or increases in a specified cost-of-living index, (b) reimbursement for his personal legal and financial consulting expenses to a maximum of 3% of his prior calendar year’s base salary, (c) his right to designate the beneficiary on a $2,000,000 term life policy on his life and (d) reimbursement of all normal expenses relating to the use of his personal automobile.  We also retained the right in the January 2008 employment agreement to otherwise increase Mr. Tassinari’s base salary and grant Mr. Tassinari other incentive compensation, such as stock options or bonuses.  Mr. Tassinari’s January 2008 agreement also contains indemnification provisions relating to his performance of services on our behalf, and confidentiality, non-disparagement, non-competition and non-solicitation provisions.

Mr. Tassinari’s January 2008 employment agreement further provides that, upon his death during the agreement’s term, we are obligated to pay his designee or estate a lump sum death benefit equal to the sum of (a) the annualized average of the base salary paid to him during the five calendar years immediately preceding his death, plus (b) the annualized average of the incentive awards granted to him during the five calendar years immediately preceding his death.  The January 2008 agreement also provides for disability coverage, including continuing to pay him his base salary and keeping in effect any incentive awards during an initial period and then continuing to pay him for a one year period at a rate equal to the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years.

Mr. Tassinari’s January 2008 employment agreement provides for payments in the event of his termination “without cause” or if he terminates his employment for “good reason,” as such terms are used in the agreement.  These payments include (a) payment of a sum equal to 2.99 times the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years, (b) reimbursement of certain legal fees up to $100,000, (c) continuation of, or the payment of an amount equal in value to, all employee benefits which he was entitled to receive immediately prior to termination for the remaining term of the employment agreement and (d) continuation of, or the payment of an amount equal in value to, all medical insurance coverage for him and his family for a period following termination.  The maximum amount of all of these payments may not exceed the amount which would otherwise result in an “excess parachute payment” under section 280G of the Internal Revenue Code, minus $1.00.

We entered into a new employment agreement with Anna M. Morrison, the Chief Financial Officer, as of January 1, 2008.  With the exception of providing for a base salary of $240,000 per year and her right to designate the beneficiary on a $250,000 term life policy on her life, the  new employment agreement has substantially similar compensation and other provisions as provided above in the employment agreement for Ronald J. Tassinari.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2008:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ronald J. Tassinari	11,696 43,859 25,000 250,000	0 0 0 0	$1.125 $1.125 $1.410 $2.870	02/03/2010 02/03/2010 04/15/2013 12/10/2013
Anna M. Morrison	50,000 10,000 50,000	0 0 0	$1.410 $2.870 $0.930	04/15/2013 12/10/2013 12/20/2015
Paul J. Buonaiuto	0	0	0	0

Stock Plans and Other Outstanding Options and Warrants

We currently have outstanding options granted under four stock plans, our 1991 Officers Stock Option Plan, 1992 Employee Stock Option Plan, 1996 Stock Option Plan and 2003 Nonqualified Stock Option Plan.  There were 11,696 shares of our common stock issuable upon exercise of options granted under the 1991 plan, 83,970 shares issuable upon exercise of options granted under the 1992 plan, 693,335 shares issuable upon exercise of options granted under the 1996 plan, and 340,000 shares issuable upon exercise of options granted under the 2003 plan, each as of the record date for the annual meeting.  We are no longer able to grant additional options under the 1991, 1992 and 1996 plans, in accordance with the terms of such plans.  The 2003 plan has available for issuance 410,000 shares of our common stock, in addition to the shares underlying options outstanding as of the record date for the annual meeting.

The following table sets forth, as of December 31, 2008:

●
the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A),

●	the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

●	the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	975,001	$1.74	410,000

Director Compensation

As more fully described below, the following table summarizes the compensation during 2008 for each of our non-employee directors.  We did not have any other non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Steven G. Barringer	$25,000	$25,000
Jeanne Hood	$25,000	$25,000
Brian T. Seager	$15,000	$15,000
Douglas R. Sanderson	$15,000	$15,000

Director Compensation Policies

Non-employee directors receive $15,000 per annum for serving on our Board of Directors.

Jeanne Hood received an annual payment of $10,000 for serving as the chairpersons for the audit and compensation committees.  Steven G. Barringer also received an annual payment of $10,000 for serving as our stockholder corporate governance liaison.

We also reimburse our directors for their reasonable expenses incurred in attending meetings of our Board of Directors.

Directors do not receive any retirement benefits.

Code of Ethics

Our Board of Directors has established a code of ethics that applies to our principal executive, financial and accounting officers. Our code of ethics was included as Exhibit 1.1 of our Semi-Annual Report on Form N-CSR for the fiscal year ended December 31, 2006, filed with the SEC on April 19, 2007 and Exhibit 14.1 of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003, filed with the SEC on October 29, 2003.  Upon the written request of a stockholder, addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180, we will provide without charge to such shareholder a copy of our code of ethics. A copy of our code of ethics can also be obtained from the SEC’s EDGAR Database at www.sec.gov.  The Company intends to satisfy the disclosure requirements regarding any amendments to or waivers from a provision of the code of ethics that applies to its principal executive, financial and accounting officers.

Certain Relationships and Related Transactions

See the subsection entitled “Employment and Severance Agreements” for a discussion of our employment agreements with Ronald J. Tassinari and Anna M. Morrison.

Recommendation of Our Board of Directors

Our Board of Directors recommends that stockholders vote FOR the election of the Class B director of the board’s director-nominee set forth above.

INDEPENDENT ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the fees billed by our independent accountants for the years ended December 31, 2008 and 2007 for the categories of services indicated.

Category	2008	2007
Audit fees (1)	$110,000	$96,000
Audit-related fees (2)	$ 52,000	$52,000
Tax fees (3)	$157,000	$95,000
All other fees (4)	$ 0	$ 0

(1)	Consists of fees billed for the audit of our annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our interim financial statements that are not included in “audit fees” in this table.

(3)	Consists of professional services rendered for tax compliance, tax advice and tax planning. The nature of these tax services is tax preparation.

(4)	Our current independent certified public accountants, Piercy Bowler Taylor did not provide any other services during the two fiscal years.

Audit Committee Pre-Approval Policy of Audit and Non-Audit Services

In addition to our independent certified public accountants retained to audit our consolidated financial statements for our fiscal year, we may also retain our certified public accountants to provide other auditing and advisory services to us.  We understand the need for our certified public accountants to maintain objectivity and independence in its audit of our financial statements.  To minimize relationships that could appear to impair the objectivity of our certified public accountants, our audit committee has restricted the non-audit services that our certified public accountants may provide to us to tax services, merger and acquisition due diligence and audit services or other particular services on a case-by-case basis, and has determined that we would obtain even these non-audit services from our certified public accountants only when the services offered by our certified public accountants are more effective or economical than services available from other service providers.

Our audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by our certified public accountants and any other accounting firms we may retain.  Specifically, the audit committee has pre-approved the use of our certified public accountants for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request to be undertaken to provide assurances of accuracy on matters not required by laws or regulations.  Generally, the audit committee pre-approves audit services to be performed on quarterly and annual financial statements.  The percentage of services set forth above in the categories “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” that were approved by our audit committee was 100%.  The audit committee may also pre-approve particular services on a case-by-case basis.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our annual report to shareholders in connection with this proxy solicitation.  If you would like a copy of our annual report, excluding certain exhibits, please contact Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement.  If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting.  In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication.  We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in our next year’s proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on July 15, 2010.  Proposals should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at next year’s annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

●
receive notice of the proposal before the close of business on September 28, 2010 and advise our stockholders in our proxy statement for next year’s annual meeting about the nature of the matter and how management intends to vote on such matter, or

●	do not receive notice of the proposal prior to the close of business on September 28, 2010.

Notices of intention to present proposals at next year’s annual meeting should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

The notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

●	a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meetings, and

●	any material interest of the stockholder in such business.

By Order of the Board of Directors,

/s/  Anna M. Morrison
Secretary

Las Vegas, Nevada
November 16, 2009

American Vantage Companies

The undersigned hereby appoints Ronald J. Tassinari and Anna M. Morrison, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in American Vantage Companies, a Nevada corporation (the “Corporation”), at the 2009 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on December 17, 2009, and any adjournments or postponements thereof, as follows:

This proxy is solicited on behalf of the Board of Directors of the Corporation. The Board recommends a vote FOR the listed director-nominee.

1.	Election of the following nominee to Class B of the Board of Directors of the Corporation:

Brian T. Seager

☐     FOR all listed above               ☐     WITHHOLD authority to vote for all listed above

☐     WITHHOLD authority to vote for the following nominee:

(Name of nominee for which authority to vote for is denied)

2.	In its discretion, the Proxy is authorized to vote and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof:

☐     FOR                  ☐     AGAINST                   ☐     ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE LISTED DIRECTOR-NOMINEE, AS SET FORTH ON THE REVERSE HEREOF.  RECEIPT OF THE CORPORATION’S PROXY STATEMENT, DATED NOVEMBER 16, 2009, IS HEREBY ACKNOWLEDGED.

Dated: __________________ , 2009

[L.S.]

[L.S.]
(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK, DATE, SIGN AND RETURN
THIS PROXY IN THE ACCOMPANYING ENVELOPE